	                    SECURITIES AND EXCHANGE COMMISSION
	                                       Washington, D.C. 20549


	                                                FORM 8-K


	                                          CURRENT REPORT


	                              Pursuant to Section 13 or 15(d) of the
	                                 Securities Exchange Act of 1934


	                      Date of Report (Date of earliest event reported)
	                                                     June 15, 1997


RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (KEPCO) 1988 K-2
	(Exact name of registrant as specified in its charter)


       New York                     33-16789                      36-6878771
(State or other jurisdic-         (Commission File           (IRS Employer
 tion of incorporation)           Number)                         Identification No.)



National Rural Utilities Cooperative
  Finance Corporation
Woodland Park
2201 Cooperative Way, Herndon, VA                         20171-3025
(Address of principal executive offices)                        (ZIP Code)




Registrant's telephone number, including area code:     (703) 709-6700






   (Former name or former address, if changed since last report)

Item 5. Other Events

In accordance with Section 5.01 of the Trust Agreement, a semi-annual report dated June 15, 1997 was sent to certificateholders. A copy of the report appears as an exhibit to this filing.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

		(c)     Exhibits

			The following exhibit is filed herewith:

			21.1    Semi-annual Report to Certificateholders dated
                                              June  15, 1997.

				SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					NATIONAL RURAL UTILITIES 						COOPERATIVE FINANCE CORPORATION




						/s/  Steven L. Lilly
					Steven L. Lilly, Chief Financial Officer





June 15, 1997

	                                          Exhibit Index


(21.1)  Semi-annual Report to Certificateholders dated June 15, 1997.

To the holders of:

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (KEPCO) 1988K-2
CUSIP:  781681 AJ 0

The following information has been furnished to us, as your Trustee, by National Rural Utilities Cooperative Finance Corporation (the "Servicer"), pursuant to Section 5.1 of the Trust Agreement dated February 15, 1988, and amended as of March 16, 1988.


		Certificate Payment Date:                           June 15, 1997

		Distribution Allocable to
		   Principal:                                       $                0.00

		Distribution Allocable to
		   Interest:                                         $  2,497,691.00

		Distribution Allocable to
		   Premium:                                       $                0.00

		Fees Distributed to Servicer:             $       25,670.00

		Principal Balance of Certificates
		   Outstanding:                                  $ 51,340,000.00

No delinquency in payment under either the Note or the Guarantee has occurred and no Event of Servicing Termination, or, to the best of the Servicer's knowledge, event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred and is continuing.

I, the undersigned, do hereby certify that I am a Responsible Officer of National Rural Utilities Cooperative Finance Corporation, and as such officer, I further certify that to the best of my knowledge and belief, the Semiannual Report is complete and accurate.

					NATIONAL RURAL UTILITIES 					          COOPERATIVE  FINANCE CORPORATION


					       /s/ Steven L. Lilly
					 Chief Financial Officer


June 15, 1997